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                                                                   EXHIBIT 4.16



                           WARRANT PURCHASE AGREEMENT

    THIS WARRANT PURCHASE AGREEMENT is made as of April 29, 2000, by and between i2 Technologies, Inc., a Delaware corporation (the "Investor"), and World Commerce Online, Inc., a Delaware corporation (the "Company").

                                    RECITALS

    A. The Investor has agreed to (a) grant the License to the Company as provided for in the License Agreement; and (b) assist the Company in the Associated Activities.

    B. In consideration for the License and the Associated Activities, the Company has agreed to pay the Investor certain fees as set forth in the License Agreement, the Marketing Agreement and the Finder's Fee Agreement, to grant to the Investor the Warrant.

    In consideration of the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                   AGREEMENT

                         ARTICLE I. GENERAL DEFINITIONS

    SECTION 1.1. DEFINED TERMS. Capitalized terms, when used herein, shall have the following meanings:

    "Additional Stock" means any shares of the Company's Capital Stock, or securities convertible, exercisable or exchangeable into the Company's Capital Stock, issued by the Company after the Closing Date, other than Excluded Stock.

    "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting Capital Stock of such Person; or (c) five percent (5%) or more of the voting Capital Stock of which is directly or indirectly beneficially owned or held by the Person in question. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, in no event shall the Investor or a Holder of a Warrant or Common Stock issued upon exercise of a Warrant be deemed an Affiliate of the Company.

    "Agreement" means this Warrant Purchase Agreement, including any and all exhibits and schedules hereto, as the same may be from time to time amended, modified or supplemented.


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    "Amended and Restated Registration Rights Agreement" has the meaning set forth in Section 4.6.

    "Associated Activities" means certain marketing and public relations activities relating to the License as set forth in more detail in the Marketing Agreement and the services set forth in the Finder's Fee Agreement.

    "Business Day" means any day on which commercial banks are not authorized or required to close in Dallas, Texas.

    "Capital Stock" means corporate stock and any and all shares, partnership interests, limited partnership interests, limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a partnership or another entity).

    "Closing Date" means the date of this Agreement.

    "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

    "Commission" means the Securities and Exchange Commission.

    "Common Stock" means the Company's common stock, $0.001 par value, as such stock is constituted on the Closing Date, any stock into which such stock shall be changed, converted or exchanged and any stock resulting from reclassification of such stock.

    "Company" means World Commerce Online, Inc., a Delaware corporation.

    "Consolidation" and all related terms, including "consolidate," "consolidated" and "consolidating," whenever used in this Agreement or the Other Agreements, whether capitalized or not, shall be deemed to expand the meanings given those terms under GAAP to also include, pro rata based on percentage ownership interest, any Subsidiaries of the corporation or entity in question, even though such Subsidiaries are less than eighty percent (80%) owned.

    "Equity Issuance" means any issuance by the Company of any Capital Stock of the Company.

    "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

    "Excluded Stock" means shares of Common Stock or other securities (a) for which the Warrant is exercisable; (b) issued or reserved for issuance by the Company for which adjustment is made under Section 4.3 with respect to shares received upon exercise of the Warrant (i) as a stock dividend payable in shares of Common Stock or other securities for which the Warrant is exercisable or
(ii) upon any subdivision or split-up of the outstanding shares of Common Stock or other securities for which the Warrant is exercisable; (c) issued in connection with warrants or


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convertible securities issued and outstanding on the date of this Agreement, plus up to an additional 50,000 shares of Series A convertible preferred stock; and (d) up to an aggregate of 5,000,000 shares issued in connection with the exercise of options granted pursuant to the Company's 1999 Stock Option Plan.

    "Exercise Price" has the meaning set forth in the Warrant.

    "Expiration Date" has the meaning set forth in the Warrant.

    "Finder's Fee Agreement" means that certain Finder's Fee Agreement, dated as of the date hereof, by and between the Investor and the Company, attached hereto as Exhibit D.

    "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable to the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

    "Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, Permit, certificate, license, authorization or other directive or requirement of any Governmental Authority.

    "Holder" means any holder of Registrable Securities or anyone who holds Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

    "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

    "Investor" means i2 Technologies, Inc., a Delaware corporation, and its permitted successors and assigns.

    "License" means the license of certain of the Investor's software to the Company, as set forth in the License Agreement.


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    "License Agreement" means that certain Software License Agreement dated as of the date hereof, between the Company and the Investor, attached hereto as Exhibit B.

    "Lien" means any lien, mortgage, interest, security interest, tax lien, financing statement, pledge, charge, hypothecation or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

    "Marketing Agreement" means that certain Joint Marketing Agreement, dated as of the date hereof, between the Company and the Investor, attached hereto as Exhibit C.

    "Material Adverse Effect" means any material adverse effect, or the occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect on (a) the prospects, business or financial condition or performance of the Company and its Subsidiaries, taken as a whole; (b) the validity or enforceability of this Agreement or any of the Other Agreements; or (c) the rights and remedies of the Investor under this Agreement or any of the Other Agreements.

    "Material Contracts" means any agreement or contract required to be disclosed pursuant to the Exchange Act, and any and all amendments, modifications, supplements, renewals or restatements thereof.

    "Other Agreements" means the Warrant, the License Agreement, the Marketing Agreement, the Finder's Fee Agreement, the Amended and Restated Registration Rights Agreement and all agreements, instruments and documents, whether heretofore, now or hereafter executed by or on behalf of the Company or its Subsidiaries and delivered to the Investor with respect to this Agreement or any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

    "Permit" means any permit, certificate, approval, order, license or other authorization.

    "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

    "Property" means property or assets of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

    "Registrable Securities" means any shares of Common Stock issuable to the Investor or any other Holder upon exercise of the Warrant, any shares of Common Stock issued to the Investor or any other Holder as a dividend on the Common Stock covered by the Warrant, and any other shares of Common Stock distributable on, with respect to, or in substitution for such Registrable Securities, including those which have been transferred as permitted under this


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Agreement, except for those that have been sold or transferred pursuant to an effective registration statement or pursuant to Rule 144 under the Securities
Act.

    "Registration Statement" means the Company's Form 10, as filed with the Commission on February 14, 2000, together with any amendment thereto filed with the Commission on or before the date hereof.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is, at the time, directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

    "Warrant" means the warrant issued to the Investor by the Company, as provided in Section 4.1 of this Agreement, substantially in the form of Exhibit A hereto.

           ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Investor that the following statements are true, correct and complete as of the date hereof:

    SECTION 2.1 CORPORATE EXISTENCE AND AUTHORITY. Each of the Company and its Subsidiaries (a) is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite corporate or other power and authority to own its Properties and carry on its business as now being and as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business or the ownership of its assets makes such qualification necessary. The Company has the power and authority and legal right to execute, deliver and perform its obligations under this Agreement and the Other Agreements to which it is or may become a party. The Certificate of Incorporation and Bylaws of the Company filed as exhibits to the Registration Statement are true, correct and complete copies thereof as of the date of this Agreement.

    SECTION 2.2 FINANCIAL STATEMENTS. The audited consolidated and consolidating financial statements of the Company as of and for the fiscal year ended December 31, 1999, as set forth in the Registration Statement, are true and correct in all material respects, have been prepared in accordance with GAAP and fairly and accurately present, on a consolidated and consolidating (where applicable) basis, the financial condition of the Company and its consolidated Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. There has not been, as of the Closing Date, any material adverse change in the financial condition, results of operations, business, operations,


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capitalization, assets, liabilities or prospects of the Company or its
Subsidiaries since December 31, 1999.

    SECTION 2.3 CORPORATE ACTION; NO BREACH. The execution, delivery, and performance by the Company of this Agreement and the Other Agreements to which it is a party or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of the Company and do not and will not (a) violate or conflict with, or result in a breach (whether through notice or lapse of time) of or require any consent under (i) the Certificate of Incorporation or bylaws of the Company or any amendments to any of the foregoing; (ii) any Governmental Requirements or any order, writ, injunction, or decree of any Governmental Authority or arbitrator; or (iii) any Material Contract to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of the Property of such parties is bound or subject; or (b) constitute a default (whether through notice or lapse of time) under any such Material Contract, or result in the creation or imposition of any Lien upon any of the revenues or Property of the Company or its Subsidiaries. The shares of Common Stock to be issued upon exercise of the Warrant have been duly and validly authorized and reserved for issuance, and when issued in compliance with the terms of this Agreement and the Warrant, will be validly issued, fully-paid and nonassessable and free of any preemptive rights.

    SECTION 2.4 OPERATION OF BUSINESS. The Company and each of its Subsidiaries possess all material Permits, franchises, licenses and authorizations necessary or appropriate to conduct their respective businesses substantially as now conducted, and no suspension or cancellation of any such material licenses, Permits, franchises, certificates, orders, approvals or authority is pending or, to the Company's knowledge, threatened; and the transactions contemplated by this Agreement and/or the Other Agreements will not cause any cancellation or suspension or have any effect upon any of such licenses, Permits, franchises, certificates, orders, approvals or authority.

    SECTION 2.5 INTELLECTUAL PROPERTY. The Company and each of its Subsidiaries have ownership of, or valid licenses to use, all Intellectual Property used in their respective businesses, the lack of which could reasonably be expected to have a Material Adverse Effect on such parties. The present products or services of the Company and each of its Subsidiaries do not infringe, to the best knowledge of the Company, any patent, copyright, trademark or other proprietary rights of others, and neither the Company nor any of its Subsidiaries have received any notice from any third party of any such alleged infringement by any of such party. The Company and each of its Subsidiaries have taken all reasonable steps to establish and preserve their ownership of all Intellectual Property that is material to the operation of the business of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware of any infringement by others of any Intellectual Property of any of them.

    SECTION 2.6 LITIGATION. There is no action, suit, investigation or proceeding before or by any court, Governmental Authority, or arbitrator pending, or to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, that could reasonably be expected to, if adversely determined, have a Material Adverse Effect or could


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adversely affect the ability of the Company or any of its Subsidiaries to pay and perform its obligations hereunder.

    SECTION 2.7 RIGHTS IN AND SUFFICIENCY OF PROPERTIES. The Company and each of its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their respective Properties reflected in the financial statements described in Section 2.2, except for goods sold in the ordinary course of business since the date of the most recent of such financial statements for each of them. As of the Closing Date, the Company and each of its Subsidiaries own, and have good and marketable title to or valid leasehold interests in, all Properties and assets, including furniture, fixtures, real property, and equipment necessary to conduct their respective businesses, as conducted and to complete the transactions and fulfill the obligations contemplated hereby, and the Company and each of its Subsidiaries is in compliance with all leases which it has assumed or to which it is a party.

    SECTION 2.8 ENFORCEABILITY. This Agreement and the Other Agreements to which the Company is a party has been duly and validly executed and delivered by the Company, and this Agreement and the Other Agreements constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

    SECTION 2.9 APPROVALS. Except for the consent of Interprise Technology Partners, L.P., no authorization, approval, or consent of, and no filing or registration with, or notice to, any court, Governmental Authority or third party is or will be necessary for the execution, delivery or performance by the Company of this Agreement or the Other Agreements to which the Company is a party or for the validity or enforceability thereof. The Company has not failed to obtain any material governmental consent, approval, license, Permit, franchise or other governmental authorization necessary for the ownership or use of any of its Properties or the conduct of its business.

    SECTION 2.10 TAXES. The Company and each of its Subsidiaries have filed all material tax returns (federal, state, and local) required to be filed (subject to allowable extensions), including all income, franchise, employment, property, and sales and use tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, and there are no pending or, to the knowledge of the Company, threatened investigation of the Company or any of its Subsidiaries by any taxing authority or of any pending but unassessed tax liability of the Company or any of its Subsidiaries, other than with respect to taxes in an aggregate amount as to which would not, if an adverse determination is made with respect to such taxes, have a Material Adverse Effect on such Person. No tax Liens have been filed and no claims are being asserted against the Company or any of its Subsidiaries or any of their Affiliates, with respect to any taxes. As of the Closing Date, none of the income tax returns of the Company or any of its Subsidiaries or any of their Affiliates are under audit. The charges, accruals and reserves on the books of the Company and each of its Subsidiaries in respect of taxes or other governmental charges are in accordance with GAAP.


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    SECTION 2.11 DISCLOSURE. No statement, information, report, representation, or warranty made by the Company or any of its Subsidiaries in the Registration Statement or any other report to or filing made with the Commission, this Agreement or in any Other Agreement or furnished to the Investor by the Company in connection with the negotiation or preparation of this Agreement or the Other Agreements contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Company not disclosed in writing to the Investor that has had a Material Adverse Effect, or that could reasonably be expected in the future to have a Material Adverse Effect.

    SECTION 2.12 CAPITALIZATION; SUBSIDIARIES.

                 (a) On and as of the Closing Date, the authorized Capital Stock, the par value per share and the number of shares issued and outstanding with respect to the Capital Stock of the Company is as specified on Schedule 2.12.

                 (b) All of the issued and outstanding Capital Stock of the Company has been validly issued and is fully paid and nonassessable. Except as set forth on Schedule 2.12, and other than the Warrant, there are no outstanding subscriptions, options, warrants, calls or rights (including preemptive rights) or other agreements or commitments of any nature to acquire, and no outstanding securities or instruments convertible into, Capital Stock of the Company.

    SECTION 2.13 AGREEMENTS. The Company is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, document or instrument binding on it or its Properties, except for instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    SECTION 2.14 COMPLIANCE WITH LAWS. None of the Company or any of its Subsidiaries is in violation of any Governmental Requirement, except for instances of non-compliance that, individually or in the aggregate, could not have a Material Adverse Effect. The Company and each of its Subsidiaries have complied, and will comply with, all material requirements of applicable federal, state and local laws, and regulations thereunder, including federal and state securities laws.

    SECTION 2.15 MATERIAL CONTRACTS. All Material Contracts of the Company and each of its Subsidiaries have been filed as exhibits to the Registration Statement. All of the Material Contracts are in full force and effect and none of the Company or any of its Subsidiaries is in material default under any Material Contract and, to the knowledge of the Company after due inquiry, no other Person that is a party thereto is in default under any of the Material Contracts. None of the Material Contracts prohibit the transactions contemplated under the this Agreement and the Other Agreements.

    SECTION 2.16 COMPLIANCE WITH SECURITIES LAWS. None of the Company or any of its Subsidiaries has offered or sold any securities in violation of any federal or state securities laws.


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The Company has made all filings required under the Act, the Exchange Act and the rules and regulations promulgated and rulings issued under the Act and the Exchange Act, and such filings have been made timely.

    SECTION 2.17 AFFILIATED TRANSACTIONS. The Registration Statement contains a description of all material compensation and other agreements of the Company with, or for the benefit of, its Affiliates, any stockholder of the Company or any of its Subsidiaries, or any Affiliate of any stockholder of the Company or any of its Subsidiaries.

    SECTION 2.18 BROKERAGE. There are no claims for brokerage commissions, finder's fees or similar compensation arrangements in connection with the transactions contemplated by this Agreement or the Other Agreements.

    SECTION 2.19 REGISTRATION RIGHTS. Except as set forth in the Amended and Restated Registration Rights Agreement, and except as set forth in the Registration Statement, the Company is not under any contractual obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

                       ARTICLE III. AFFIRMATIVE COVENANTS

    The Company hereby covenants and agrees that, as long as the Investor holds the Warrant or Common Stock issued or issuable upon exercise of the Warrant, it will perform and observe the following covenants:

    SECTION 3.1 REPORTING REQUIREMENTS. The Company will furnish to the
Investor:

                (a) Annual Financial Statements. As soon as available, and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 1999, a copy of the annual audit report of the Company and its consolidated Subsidiaries as of the end of and for such fiscal year then ended containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized national standing acceptable to the Investor, and containing no qualification thereto, to the effect that such report has been prepared in accordance with GAAP; and

                (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of the first, second and third fiscal quarters of each fiscal year of the Company, beginning with the fiscal quarter ending March 31, 2000, a copy of (i) an unaudited financial report of the Company and its consolidated Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the corresponding period from the preceding fiscal year, all in reasonable detail certified by the chief financial officer of the Company to have been prepared in accordance with GAAP (except for certain


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footnote disclosures) and to fairly and accurately present (subject to non-material year-end audit adjustments) the financial condition and results of operations of the Company and its consolidated Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein, and containing information regarding any guaranties and other contingent debt in detail consistent with the information regarding guaranties and other contingent debt contained in the Company's annual audit report; and (ii) management's financial reports comparing actual financial results for the period to the current budget for the period.

                (c) Suspension of Requirements. The covenants of the Company contained in Sections 3.1(a) and 3.1(b) shall be suspended for such periods as the Company is subject to the reporting requirements of the Exchange Act.

    SECTION 3.2 MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. The Company will preserve and maintain its corporate existence and all of its material leases, privileges, licenses, Permits, franchises, qualifications, Intellectual Property, Property and rights that are necessary or appropriate to the ordinary conduct of its business as the same may now or hereafter be conducted. The Company will conduct its business in an orderly and efficient manner in accordance with good business practices.

    SECTION 3.3 TAXES AND CLAIMS. The Company and each of its Subsidiaries will pay or discharge at or before maturity or before becoming delinquent all material taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, levy, assessment, governmental charge or claim that is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established under GAAP.

    SECTION 3.4 INSPECTION RIGHTS. The Company and each of its Subsidiaries will permit representatives and agents of the Investor, during normal business hours and upon reasonable notice, to examine, copy and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations and financial condition with its officers and independent certified public accountants, subject to any applicable securities laws.

    SECTION 3.5 KEEPING BOOKS AND RECORDS. The Company will maintain appropriate books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of its dealings and business affairs.

    SECTION 3.6 COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries will comply with all Governmental Requirements, except for instances of noncompliance that could not have, individually or in the aggregate, a Material Adverse Effect.

    SECTION 3.7 RESERVE FOR WARRANT SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the exercise of the Warrant and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the exercise of the Warrant from time to time outstanding or otherwise to comply with the terms of


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this Agreement. If, at any time, the number of authorized but unissued shares of
Common Stock shall not be sufficient to effect the exercise of the Warrant or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon exercise of the Warrant.

                              ARTICLE IV. WARRANT

    SECTION 4.1 ISSUANCE OF WARRANT. On the Closing Date, the Company shall issue the Warrant to the Investor. The Warrant will be exercisable from time to time into an aggregate of 1,250,000 shares of Common Stock, subject to adjustment as provided under Section 4.3. The Warrant may be exercised in whole or in part at any time or from time to time after the Closing Date and on or until the date that is the fifth anniversary of the Closing Date.

    SECTION 4.2 REPRESENTATIONS OF THE INVESTOR. The Investor represents to the Company as follows:

                (a) The Investor (i) is an "Accredited Investor," as that term is defined in Regulation D under the Securities Act; (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for the Investor; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Company concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of the Investor; and (iv) is in a financial position to hold the Warrant and shares of Common Stock issued upon exercise thereof for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company.

                (b) The Investor is acquiring the Warrant and any Common Stock issuable upon exercise thereof for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.

                (c) The Investor understands that the Warrant and any Common Stock issuable upon exercise thereof have not been registered under applicable state or federal securities laws. The Investor acknowledges that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the Commission, the shares of Common Stock issuable upon the exercise of the Warrant will be required to be held indefinitely, unless and until registered under the Securities Act and applicable state securities laws, or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available, in which case the Investor may still be limited as to the number of such shares that may be sold. The Investor agrees that neither the Warrant nor the shares of Common Stock issued on exercise thereof will be offered, sold or transferred (except by registration under the Securities Act and applicable state securities laws) in the absence of a favorable opinion of counsel reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company, or other evidence reasonably acceptable to the Company as appropriate, that the Warrant or any shares issuable upon exercise of the Warrant may not be sold without registration under the Securities Act and applicable state securities laws, and the certificates representing the Warrant and any Common Stock issuable upon exercise thereof will bear a conspicuous legend in substantially the form set forth below:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE A VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

    Notwithstanding the foregoing, the certificates representing the Warrant and any Common Stock issuable upon exercise thereof need not bear the foregoing legend if (i) such transfer is in accordance with the provisions of Rule 144 promulgated under the Securities Act (or any other rule permitting public sale without registration under the Securities Act); or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

                (d) All action on the part of the Investor necessary for the acquisition of the Warrant and the consummation of the transactions contemplated herein, has been duly and validly taken, and this Agreement is a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

    SECTION 4.3 ADJUSTMENTS. If any of the following events shall occur at any time or from time to time prior to the exercise of the Warrant, the following adjustments shall be made in the Exercise Price and/or the number of shares then purchasable upon the exercise of the Warrant, as appropriate:

                (a) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares purchasable under the Warrant shall be proportionately increased; and conversely, in case the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares purchasable hereunder shall be proportionately reduced.

                (b) If the Company shall declare a dividend on its Common Stock payable in Common Stock or other securities of the Company or of any other corporation, or other Property (other than cash), to holders of record of Common Stock as of a date prior to the date of exercise of the Warrant, the Investor shall, without additional cost, be entitled to receive upon the exercise of the Warrant, in addition to the Common Stock to which the Investor is otherwise entitled upon such exercise, the number of shares of Common Stock or other securities, or Property (other than cash) that the Investor would have been entitled to receive if the Investor had been a holder of the number of shares of Common Stock that the Investor actually received upon exercise of the Warrant on such record date.

                (c) In case of any capital reorganization or reclassification of the Common Stock, or the consolidation or merger of the Company with or into another corporation, or any sale of all or substantially all of the Company's Property, or any liquidation of the Company, the Investor, upon the exercise of the Warrant on or before the record date for determination of stockholders entitled thereto, shall receive, in lieu of any shares of Common Stock, the proportionate share of all stock, securities or other Property issued, paid or delivered for or on all of the Common Stock as is allocable to the shares of Common Stock then exercisable under the Warrant.

                (d) No fractional shares of Common Stock are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share that would otherwise be issuable in an amount equal to the same fraction of the fair market value per share of Common Stock on the day of exercise, as reasonably determined by the Board of Directors of the Company; provided, however, that such determination shall not take into account any restraints on the transferability of the Common Stock.

                (e) The Exercise Price and the number of shares into which the Warrant is exercisable shall also be subject to adjustment from time to time as follows:

                       (i) If the Company shall issue any Additional Stock (including Additional Stock deemed to be issued pursuant to Section 4.3(e)(ii), below) without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then and in such event, the Holder shall, upon the exercise of this Warrant, be entitled to receive, without payment of any additional consideration therefor, the number of shares of Common Stock equal to $[9,375,000] divided by the product of the existing Exercise Price (as adjusted) and a fraction (i) the numerator of which is the sum of (A) the total number of shares of Common Stock issued and outstanding plus (B) the number of shares of Additional Stock that can be purchased at the existing Exercise Price for the total consideration received or deemed to be received for the issuance or deemed issuance of shares of Additional Stock and (ii) the denominator of which is the Common Stock issued and outstanding plus the number of shares of Additional Stock issued or deemed to be issued in the new issuance or deemed issuance, and the Exercise Price shall be adjusted accordingly. For purposes of the foregoing sentence, the total number of shares of Common Stock outstanding shall be deemed to include the number of shares of Common Stock that would be outstanding if all outstanding securities exercisable for or convertible into Common Stock were so exercised or converted, and all securities exercisable for or convertible into securities exercisable for or convertible into Common Stock were exercised or converted, as applicable, and then converted or exercised, as applicable.

                  (ii) If the Company shall issue options to purchase or rights to subscribe for Additional Stock (or securities exercisable for or convertible into options to purchase or rights to subscribe for Additional Stock), the following provisions shall apply:

                           (A) The aggregate maximum number of shares of Common
Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in paragraphs (e)(iii) and (e)(iv) of this Section 4.3), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                           (B) The aggregate number of shares of Common Stock
deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (e)(iii) and (e)(iv) of this Section 4.3);

                           (C) In the event of any change in the number of
shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of, or in exchange for, such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provision thereof, the Exercise Price (or, if applicable, the number of shares into which the Warrant is exercisable, if such number was previously adjusted under this Section 4.3(e)) in effect at the time shall forthwith be readjusted to such Exercise Price (or, if applicable, as provided above, the number of shares into which the Warrant is exercisable) as would have been obtained, had the adjustment that was made upon the issuance of such options, rights or securities not converted prior to such change (or the options or rights related to such securities not converted prior to such change) been made upon the basis of such change; and

                           (D) No further adjustment of the applicable Exercise
Price (or, if applicable, the number of shares into which the Warrant is exercisable, if such number was previously adjusted under this Section 4.3(e)) shall be made for the actual issuance of Common Stock (or the issuance of securities convertible into Common Stock upon the exercise of any such options or rights) upon the exercise of any such options or rights or the conversion or exchange of such securities after the adjustments have been made under this paragraph (e)(ii)(D) of this Section 4.3.

                  (iii) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (iv) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Company's Board of Directors.

    SECTION 4.4 NOTICES OF CERTAIN EVENTS.

                (a) In the event of (i) any setting by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares of Common Stock or any other securities or Property, or to receive any other right; (ii) any capital reorganization of the Company, or reclassification or recapitalization of the Common Stock of the Company or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other entity or Person; (iii) any voluntary dissolution or winding up of the Company; or (iv) any proposed issue or grant by the Company of any shares of Common Stock or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of Capital Stock or any other securities of the Company (other than Common Stock issued pursuant to exercise of the Warrant) then, and in each such event, the Company will mail or cause to be mailed to the Investor or any other Holder of the Warrant at the time, a notice specifying, as the case may be: (A) the date on which any such record is to be set for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution, or right; (B) the date as of which the holders of record shall be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding-up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other Capital Stock or securities receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other Capital Stock or securities) for securities or other Property deliverable upon such event; or (D) the amount and character of any Capital Stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the consideration to be received therefor and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant will be offered or made. Any such notice shall be given as provided in Section 6.10 of this Agreement, at least thirty
(30) days prior to the date therein specified and the Holder of the Warrant may exercise its Warrant within the thirty (30) day period from the date of mailing of such notice.

                (b) If there shall be any adjustment as provided in Section 4.3, or if securities or Property other than shares of Common Stock of the Company shall become purchasable in lieu of shares of such Common Stock upon exercise of the Warrant, the Company shall forthwith cause written notice thereof to be sent as provided in Section 6.10, to the Investor or any other Holder of the Warrant at the address of such Person shown on the books of the Company, which notice shall be accompanied by a certificate of the chief financial officer of the Company setting forth in reasonable detail the basis for the Investor or any other Holder becoming entitled to purchase such shares and the number of shares that may be purchased and the Exercise Price thereof, or the facts requiring any such adjustment and the Exercise Price and number of shares purchasable after such adjustment, or the kind and amount of any such securities or Property so purchasable upon the exercise of the Warrant, as the case may be. At the request of the Investor or any other Holder and upon surrender of the Warrant, the Company shall reissue the Warrant in a form conforming to such adjustments.

    SECTION 4.5 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If the Warrant shall become lost, stolen, mutilated, or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose, including, without limitation, the delivery by the Investor to the Company (at the Investor's expense) of an affidavit of lost instrument and an indemnity agreement, issue a new warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

    SECTION 4.6 REGISTRATION RIGHTS. The Investor shall have registration rights as set forth in the Amended and Restated Registration Rights Agreement dated as of the date hereof by and among the Company, the Investor, Interprise Technology Partners, L.P., and the other parties named therein, attached hereto as Exhibit F (the "Amended and Restated Registration Rights Agreement").

                        ARTICLE V. CONDITIONS PRECEDENT

    SECTION 5.1 CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR. The obligation of the Investor to purchase the Warrant under this Agreement on the Closing Date is subject to the satisfaction of the following conditions precedent or execution and delivery to the Investor of the following agreements, documents or instruments, as the case may be:

                (a) Resolutions. A copy of resolutions approving this Agreement and authorizing the transactions contemplated hereby, duly adopted by the Board of Directors of the Company, accompanied by a certificate of the secretary of the Company, dated as of the Closing Date, certifying that such copy is a true and correct copy of resolutions duly adopted at a meeting of, or by unanimous written consent of, the Board of Directors of the Company and that such resolutions have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date;

                (b) Consents. Copies of all material consents or waivers necessary for the execution, delivery and performance by the Company of this Agreement and the Other Agreements to which it is a party, including the consent of Interprise Technology Partners, L.P., in a form satisfactory to the Investor;

                (c) Regulatory Approvals. Evidence satisfactory to the Investor that all filings, consents or approvals with or of Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and the Other Agreements have been made and obtained, if any;

                (d) Compliance with Laws. As of the Closing Date, the Company shall have complied with all Governmental Requirements necessary to consummate the transactions contemplated by this Agreement and the Other Agreements;

                (e) No Prohibitions. No Governmental Requirement shall prohibit the consummation of the transactions contemplated by this Agreement or any of the Other Agreements and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain or otherwise adversely affect in any material manner the consummation of the transactions contemplated by this Agreement or the Other Agreements or otherwise have a Material Adverse Effect;

                (f) No Material Adverse Change. As of the Closing Date, no material adverse change shall have occurred with respect to the financial condition, results of operations, business, operations, capitalization, assets, liabilities or prospects of the Company since December 31, 1999;

                (g) Representations and Warranties. The representations and warranties made by the Company in this Agreement and the Other Agreements or that are contained in any certificate, document or financial or other statement of the Company furnished under or in connection with this Agreement or the Other Agreements shall be true and correct on and as of the Closing Date;

                (h) The Warrant. The Warrant duly executed, properly completed and dated as of the Closing Date;

                (i) License Agreement. The License Agreement duly executed, properly completed and dated as of the Closing Date;

                (j) Marketing Agreement. The Marketing Agreement duly executed, properly completed and dated as of the Closing Date;

                (k) Finder's Fee Agreement. The Finder's Fee Agreement duly executed, properly completed and dated as of the Closing Date;

                (l) Amended and Restated Registration Rights Agreement. The Amended and Restated Registration Rights Agreement duly executed, properly completed and dated as of the Closing Date; and

                (m) Closing Certificate. The Company shall, concurrently with the Closing Date, execute and deliver to the Investor a closing certificate in form and substance satisfactory to the Investor certifying as to the satisfaction of each of the conditions precedent set forth in this Section 5.1 that are required to be satisfied on or before the Closing Date.

    SECTION 5.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to issue the Warrant to the Investor under this Agreement on the Closing Date is subject to the satisfaction of the following conditions precedent or execution and delivery to the Company of the following agreements, documents or instruments, as the case may be:

                (a) Representations and Warranties. The representations and warranties made by the Investor in this Agreement and the Other Agreements or that are contained in any certificate or document of the Investor furnished under or in connection with this Agreement or the Other Agreements shall be true and correct on and as of the Closing Date;

                (b) License Agreement. The License Agreement duly executed, properly completed and dated as of the Closing Date;

                (c) Marketing Agreement. The Marketing Agreement duly executed, properly completed and dated as of the Closing Date;

                (d) Finder's Fee Agreement. The Finder's Fee Agreement duly executed, properly completed and dated as of the Closing Date;

                (e) Amended and Restated Registration Rights Agreement. The Amended and Restated Rights Agreement duly executed, properly completed and dated as of the Closing Date;

                (f) Regulatory Approvals. Evidence satisfactory to the Company that all filings, consents or approvals with or of Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and the Other Agreements have been made and obtained, if any;

                (g) Compliance with Laws. As of the Closing Date, the Investor shall have complied with all Governmental Requirements necessary to consummate the transactions contemplated by this Agreement and the Other Agreements;

                (h) No Prohibitions. No Governmental Requirement shall prohibit the consummation of the transactions contemplated by this Agreement or any of the Other Agreements and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain or otherwise adversely affect in any material manner the consummation of the transactions contemplated by this Agreement or the Other Agreements or otherwise have a Material Adverse Effect; and

                (i) Closing Certificate. The Investor shall, concurrently with the Closing Date, execute and deliver to the Company a closing certificate in form and substance satisfactory to the Company certifying as to the satisfaction of each of the conditions precedent set forth in this Section 5.2 that are required to be satisfied on or before the Closing Date.

                           ARTICLE VI. MISCELLANEOUS

    SECTION 6.1 MODIFICATION OF AGREEMENT; SALE OF INTEREST.

                (a) This Agreement and the Other Agreements may not be modified, altered or amended, except by an agreement in writing signed by the Investor and the Company. The Company may not sell, assign or transfer this Agreement, or any portion hereof, including, without limitation, any of the Company's rights, titles, interests, remedies, powers, obligations and/or duties hereunder. The Investor may, subject to the provisions of Section 6.1(b) below, sell, assign, transfer or otherwise dispose of, at any time or times hereafter, this Agreement or the Warrant (including all or part of its rights under the Warrant), or any portion hereof or thereof, including, without limitation, the Investor's rights, title, interests, remedies, powers, and/or duties hereunder or thereunder, and such transferee or assignee must agree to be bound by the terms and conditions of this Agreement.

                (b) Anything to the contrary in this Agreement notwithstanding, if the Investor has assigned any of its rights as permitted hereunder, the rights of the Investor, including the right to grant any consent or waiver or to enter into any amendment to this Agreement may be exercised by the holders of the majority in interest of the Common Stock issued or issuable under the Warrant.

    SECTION 6.2 EXPENSES. Except as set forth in the Other Agreements, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement and the Other Agreements including any finder's or broker's fees for which such party is responsible.

    SECTION 6.3 WAIVER BY THE INVESTOR. The Investor's failure, at any time or times hereafter, to require strict performance by the Company of any provision of this Agreement shall not waive, affect or diminish any right of the Investor thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Investor of a breach under this Agreement or the Other Agreements shall not suspend, waive or affect any other breach by the Company under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether it is of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Company or its Subsidiaries contained in this Agreement or the Other Agreements and no breach by the Company under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by the Investor, unless such suspension or waiver is by an instrument in writing signed by an officer of the Investor and directed to the Company specifying such suspension or waiver.

    SECTION 6.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    SECTION 6.5 PARTIES. Subject to the provisions of Section 6.1 hereof, this Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Investor.

    SECTION 6.6 NO FIDUCIARY RELATIONSHIP. The Investor has no fiduciary or other special relationship with the Company, and no term or condition of the Agreement or the Other Agreements shall be construed so as to deem the relationship between the Company and the Investor, to be such. No joint venture or partnership is created by this Agreement among the Company and the Investor.

    SECTION 6.7 ENTIRE AGREEMENT. This Agreement and the Other Agreements constitute the entire agreement of the parties with respect to the Warrant.

    SECTION 6.8 EQUITABLE RELIEF. The Company recognizes that, in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, any remedy of law may prove to be inadequate relief to the Investor; therefore, the Company agrees that the Investor, if the Investor so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

    SECTION 6.9 GOVERNING LAW. This agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

    SECTION 6.10 NOTICES. All notices, requests, consents, approvals or demands to or upon the respective parties hereto shall be given or made to each party at the address set forth for such party under "Address for Notices" specified below such party's name on the signature pages to this Agreement. Unless otherwise specified herein, all such notices, requests, consents, approvals and demands given or made in connection with the terms and provisions of this Agreement shall be deemed to have been given or made when personally delivered, or, if mailed, upon the earlier of actual receipt by the addressee or three (3) days after sent by registered or certified mail, postage prepaid, or, in the case of overnight courier service (which may be utilized hereunder), when delivered by the overnight courier company to the respective address specified above, or, in the case of telecopy or facsimile transmission (which may be utilized hereunder), within the first business hour (9:00 a.m. to 5:00 p.m., local time for the recipient, on any Business Day) after receipt by the respective addressee. Any party may change the address or transmission number to which notices shall be directed hereunder by giving ten (10) days written notice of such change to the other parties.

    SECTION 6.11 SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

    SECTION 6.12 CONFIDENTIAL TREATMENT. The parties agree (a) that all agreements, instruments, documents and other information that is confidential (or otherwise not public) received pursuant to this Agreement or any Other Agreement by a party or its directors, officers, agents and other representatives shall be held in strict confidence by that party, and (b) that it shall take all reasonable steps to cause its directors, officers, agents and other representatives to hold the same in strict confidence, in each case, except as required to be disclosed by applicable law; provided, however, that this provision shall not be a restriction on transfer as permitted under
Section 6.1 of this Agreement.

    SECTION 6.13 COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which collectively constitute one agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. A facsimile or photocopy of an executed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

    SECTION 6.14 FURTHER ASSURANCES. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement and the Other Agreements.

    IN WITNESS WHEREOF, this Warrant Purchase Agreement has been duly executed and delivered as of the day and year first written above.

                                             THE INVESTOR:

                                             i2 Technologies, Inc.



                                             By: /s/ Robert Donohoo
                                                 -------------------------------
                                             Name: Robert Donohoo
                                                   -----------------------------
                                             Title: Corporate Counsel
                                                    ----------------------------


                                             Address for Notices:

                                             i2 Technologies, Inc.
                                             11701 Luna Road
                                             Dallas, Texas 75234
                                             Attn: Legal Department
                                             Telecopy: (469) 357-6566

                                             THE COMPANY:

                                            World Commerce Online, Inc.



                                             By: /s/ Mark E. Patten
                                                 -------------------------------
                                             Name: Mark E. Patten
                                                   -----------------------------
                                             Title: Chief Financial Officer
                                                    ----------------------------


                                             Address for Notices:

                                             World Commerce Online, Inc.
                                             9677 Tradepost Drive
                                             Orlando, Florida 32827
                                             Attn: Mark Patten
                                             Telecopy: (407) 240-8999

                                   Exhibit A
                                    Warrant

                                   Exhibit B
                               License Agreement

                                   Exhibit C
                              Marketing Agreement

                                   Exhibit D
                             Finder's Fee Agreement

                                   Exhibit E
               Amended and Restated Registration Rights Agreement